Exhibit 1

Joint Filer Agreement and Power of Attorney

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended (the “1934 Act”), the undersigned hereby agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including any amendments thereto) with respect to the common stock, par value $0.001 per share, of Terra Nostra Resources Corp., a Nevada corporation.  The undersigned further consent and agree to the inclusion of this Agreement as an Exhibit to such Schedule 13D.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

Each of the undersigned hereby irrevocably constitute and appoint Andrew Graham (the “Attorney-in-Fact”) as agent and attorney-in-fact, with full power of substitution, with respect to the power and authority on behalf of each of the undersigned to execute and file or cause to be executed or filed any documents required to be filed by Section 13 of the 1934 Act or to execute any documents in required in connection with such required documents as a result of or in connection with the securities to which the Statement on Schedule 13D relates.

IN WITNESS WHEREOF, the undersigned have executed this agreement as of the 22nd day of September 2008.

SOFAER CAPITAL NATURAL RESOURCES HEDGE FUND

By:	/s/ S. Frost
Name: S. Frost
Title: Investment Manager

SOFAER CAPITAL INC.

By:	/s/ Winnie Leung
Name: Winnie Leung
Title: Authorized Signatory

By:	/s/ Binnie Lau
Name: Binnie Lau
Title: Authorized Signatory

SOFAER CAPITAL ASIAN HEDGE FUND

By:	/s/ S. Frost
Name: S. Frost
Title: Investment Manager

SOFAER CAPITAL EMERGING MARKETS HEDGE FUND

By:	/s/ S. Frost
Name: S. Frost
Title: Investment Manager

CHEYNE CAPITAL MANAGEMENT (UK) LLP

By:	/s/ Simon James
Name: Simon James
Title: Compliance Officer

CHEYNE GENERAL PARTNER INC.

By:	/s/ James E. Lieber
Name: James E. Lieber
Title: Director

KRISTOFFER ANDENAES

/s/ Kristoffer Andenaes

ANTHONY GIAMMALVA

/s/ Anthony Giammalva

HOLLAND PARK EMERGING MARKETS FUND

By:	/s/ Mohamed Abdel-Hadi
Name: Mohamed Abdel-Hadi
Title: Director

ALPHA CAPITAL ANSTALT

By:	/s/ Konrad Ackermann
Name: Konrad Ackermann
Title: Director

LIONHART INVESTMENTS LTD.

By:	/s/ Neill M. Ebers
Name: Neill M. Ebers
Title: Director

PHOTON GLOBAL LTD.

By:	/s/ Neill M. Ebers
Name: Neill M. Ebers
Title: Director

DYNAMIC DECISIONS CAPITAL MANAGEMENT LTD

By:	/s/ Marta Renzetti
Name: Marta Renzetti
Title: Director

DD GROWTH PREMIUM MASTER FUND

By:	/s/ Humphrey Polanen
Name: Humphrey Polanen
Title: Director

CHESTNUT RIDGE PARTNERS, LP

By:	/s/ Kenneth Holz
Name: Kenneth Holz
Title: Chief Financial Officer

CHESTNUT RIDGE CAPITAL, LLC

By:	/s/ Kenneth Holz
Name: Kenneth Holz
Title: Chief Financial Officer

PARAGON CAPITAL LP

By:	/s/ Alan P. Donenfeld
Name: Alan P. Donenfeld
Title: Sole Member of General Partner

PARAGON CAPITAL ADVISORS LLC

By:	/s/ Alan P. Donenfeld
Name: Alan P. Donenfeld
Title: Sole Member